UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2007

VITESSE SEMICONDUCTOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

       1-31614              77-0138960

           (Commission File Number)  (IRS Employer Identification No.)

741 Calle Plano, Camarillo, California       93012

(Address of principal executive offices)        (Zip Code)

Registrant’s telephone number, including area code: (805) 388-3700

                Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.

On January 25, 2007, Michael B. Green was appointed Vice President, General Counsel and Secretary of Vitesse Semiconductor Corporation ( the “Company”). Mr. Green, age 61, was an independent consultant in 2006 and from 1999 through 2005 was the Vice President, General Counsel and Secretary of Worldwide Restaurant Concepts, Inc., an international restaurant company. Mr. Green received an employment letter from the Company, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference, pursuant to which the Company has agreed, among other things, that Mr. Green will receive an annual base salary of $205,000, a signing bonus of $20,000 and, upon a Change of Control (as defined in the letter), severance in the amount equal to six months salary payable in one lump sum on the date of his termination. If Mr. Green voluntarily terminates his employment prior to completing two full years of service, he will reimburse the Company for the signing bonus. The Company also has agreed to recommend to the Board of Directors that Mr. Green receive an option to acquire 50,000 shares of the Company’s common stock at the time the Company begins offering options to its employees.

By a Form 8-K filed October 5, 2006, the Company disclosed that it had entered into an agreement with Alvarez & Marsal, LLC (“A&M”) pursuant to which the Company agreed, among other things, to issue to A&M a Warrant to acquire 150,000 shares of the Company’s common stock at a price of $1.20 per share, subject to adjustment. The Warrant will expire October 2, 2011. The Company also agreed to enter into a Warrant Registration Rights Agreement with A&M pursuant to which the Company agreed, among other things, to register the resale of the shares of the Company’s common stock issuable upon exercise of the warrants issued to A&M by the Company and to grant to A&M the right to put the warrants back to the Company under certain circumstances set forth in the Warrant Registration Rights Agreement at a price equal to the difference between the then trading price of the Company’s common stock and the then exercise price of the warrants. On January 25, 2007, the Company issued that Warrant, a copy of which is attached to this Form 8-K as Exhibit 4.1 and is incorporated herein by reference, and entered into the Warrant Registration Rights Agreement, a copy of which is attached to this Form 8-K as Exhibit 10.2 and is incorporated herein by reference.

By a Form 8-K filed December 20, 2006, as amended, the Company disclosed that it had entered into an Employment Agreement with Richard Yonker, the Company’s Chief Financial Officer, pursuant to which the Company agreed, among other things, to grant to Mr. Yonker an incentive stock option to acquire 300,000 shares of the Company’s common stock. The option will expire on December 11, 2016 and will vest 25% on each of December 11, 2007, 2008, 2009 and 2010, subject to acceleration of vesting in the event of a Change in Control (as defined). Mr. Yonker may also elect to exercise the option immediately under a Section 83b election, but the Company will have a right to repurchase the shares that will expire in accordance with the vesting schedule set forth above. On January 25, 2007, the Company granted the option to Mr. Yonker at an exercise price of $0.86 per share.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits
Item No.	Description

4.1	Warrant, dated January 25, 2007, issued to Alvarez & Marsal, LLC

10.1	Employment Letter, dated January 2, 2007, to Michael Green

10.2	Warrant Registration Rights Agreement, dated January 25, 2007, between Vitesse Semiconductor Corporation and Alvarez & Marsal, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Camarillo, State of California, on January 31, 2007.

VITESSE SEMICONDUCTOR CORPORATION
By: /s/ CHRISTOPHER GARDNER Christopher Gardner Chief Executive Officer

EXHIBIT INDEX

Item No.	Description

4.1	Warrant, dated January 25, 2007, issued to Alvarez & Marsal, LLC

10.1	Employment Letter, dated January 2, 2007, to Michael Green

10.2	Warrant Registration Rights Agreement, dated January 25, 2007, between Vitesse Semiconductor Corporation and Alvarez & Marsal, LLC